UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2018, VerifyMe, Inc. (the “Company”) issued a total of 1,715,000 shares of common stock to Laurence Blickman and Marshall Geller, two of the Company’s directors, who exercised warrants at a reduced exercise price of $0.10 per share (originally $0.15) (the “Reduced Price”) in exchange for their early exercise of warrants. These exercises were in accordance with the terms of the Company’s warrant reduction program (the “Program”) for which the Company previously filed a Form 8-K on February 26, 2018.

On March 21, 2018, the Company issued a total of 5,720,000 shares of common stock to Carl Berg, one of the Company’s directors, who exercised warrants at the Reduced Price in exchange for his early exercise of warrants. This exercise was in accordance with the terms of the Program.

All warrant holders of the Company’s outstanding $0.15 warrants are eligible to exercise their warrants for the Reduced Price under the terms of the Program. To date the Company has received total gross proceeds of $1,297,698 from the exercise of warrants under the Program.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 is incorporated herein by reference. The securities were sold in transactions exempt from registration under Section 3(a)(9) and 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder as transactions not involving a public offering. Each investor acquired the securities for investment and without a view to distribution and the Company reasonably believed the investors were accredited investors. The proceeds will be used for general corporate purposes, including working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: March 22, 2018		By: /s/ Norman Gardner
	Name:	Norman Gardner
	Title:	Chairman of the Board of Directors